UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TETRAPHASE PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

TETRAPHASE PHARMACEUTICALS, INC.

480 ARSENAL WAY

WATERTOWN, MASSACHUSETTS 02472

(617) 715-3600

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

To Be Held on September 25, 2019

To our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Tetraphase Pharmaceuticals, Inc. will be held on Wednesday September 25, 2019 at 10:00 a.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the special meeting, stockholders will consider and vote on the following matters:

1.

To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors prior to our 2020 annual meeting of stockholders without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”); and

2.	To transact any other business that may properly come before the special meeting or any adjournment thereof.

Stockholders of record at the close of business on August 1, 2019 are entitled to vote at the meeting.

The board of directors unanimously believes that the Reverse Split Proposal is in the best interests of the company and our stockholders. Accordingly, our board of directors recommends a vote FOR the Reverse Split Proposal, as outlined in the attached proxy statement.

We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission (the “SEC”). We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our special meeting.

We encourage all stockholders to attend the special meeting in person. Whether or not you plan to attend the special meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Tetraphase Pharmaceuticals, Inc.

By Order of the Board of Directors,

Larry Edwards

President and Chief Executive Officer

Watertown, Massachusetts

August [        ], 2019

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on September 25, 2019: This proxy statement is available at http://ir.tphase.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133 or emailing paper@investorelections.com.

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

480 ARSENAL WAY

WATERTOWN, MASSACHUSETTS 02472

(617) 715-3600

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 25, 2019

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Tetraphase Pharmaceuticals, Inc. for use at a special meeting of stockholders of Tetraphase Pharmaceuticals, Inc. to be held on Wednesday, September 25, 2019 at 10:00 a.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. Except where the context otherwise requires, references to “Tetraphase Pharmaceuticals,” “Tetraphase,” “we,” “us,” “our” and similar terms refer to Tetraphase Pharmaceuticals, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this proxy statement.

This proxy statement and proxy card are first being made available to stockholders on or about August [    ], 2019.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be Held on September 25, 2019:

The notice of the special meeting and this proxy statement are available for viewing, printing and downloading at www.proxydocs.com/TTPH.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.

Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our special meeting of stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109 on Wednesday, September 25, 2019 at 10:00 a.m., Eastern Time. As a holder of record of common stock as of the close of business on August 1, 2019, you are invited to attend the special meeting and are requested to vote on the item of business described in this proxy statement.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.	In accordance with the SEC rules, we may furnish proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.

Q.	What is the purpose of the special meeting?

A.	At the special meeting, stockholders will consider and vote on the following matters:

1.

To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors prior to our 2020 annual meeting of stockholders without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”); and

2.	To transact any other business that may properly come before the special meeting or any adjournment thereof.

Q.	Who can vote at the special meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on August 1, 2019, the record date for our special meeting. There were [        ] shares of our common stock outstanding and entitled to vote at the special meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the special meeting.

Q.	How do I vote?

A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, you may vote your shares at the meeting in person or by proxy as follows:

(1)

Over the Internet: To vote over the Internet, please go to the following website: www.proxydocs.com/ttph, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone.

(2)

By Telephone: To vote by telephone, please call (866) 416-3857, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

(3)

By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. If you return your proxy card but do not specify how you want your shares voted on the proposal, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The Reverse Split Proposal is a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to the Reverse Split Proposal even if you do not give instructions.

A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the special meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your broker).

Q.	Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the special meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2)	Sign and return a new proxy card. Only your latest dated proxy card will be counted.

(3)

Attend the special meeting and vote in person as instructed above. Attending the special meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker.

Q.	How many shares must be represented to have a quorum and hold the special meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the special meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by submitting a proxy card or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes against the Reverse Split Proposal or abstains. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the special meeting until we obtain a quorum.

Q.	What vote is required to approve the Reverse Split Proposal and how are votes counted?

A.	The affirmative vote of a majority of the issued and outstanding shares of our common stock entitled to vote is required to approve the Reverse Split Proposal.

Shares which abstain from voting and “broker non-votes” with respect to the Reverse Split Proposal will have the same practical effect as votes against the proposal.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Mediant Communications LLC.

Q.	How does the board of directors recommend that I vote on the proposal?

A.	Our board of directors recommends that you vote FOR the Reverse Split Proposal.

Q.	Are there other matters to be voted on at the special meeting?

A.

We do not know of any matters that may come before the special meeting other than the Reverse Split Proposal. If any other matters are properly presented at the special meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the special meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of our special meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. We have also hired a proxy solicitor who may also solicit proxies from shareholders by telephone, e-mail, facsimile and in person and whose fees we will reimburse.

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write us at our principal executive offices, 480 Arsenal Way, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 715-3600. In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact us at the above address and telephone number.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On July 15, 2019, our board of directors unanimously approved, subject to stockholder approval, a certificate of amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-20 at any time prior to our 2020 annual meeting of stockholders, with the exact ratio to be set within this range by our board of directors at its sole discretion (the “Reverse Stock Split”). The board of directors may alternatively elect to abandon such proposed certificate of amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion. Upon the effectiveness of the certificate of amendment to our certificate of incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our board of directors.

The form of the proposed certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The certificate of amendment to our certificate of incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

If the Reverse Split Proposal is approved by our stockholders, our board of directors would have the sole discretion to effect the Reverse Stock Split at any time prior to our 2020 annual meeting of stockholders, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-20. We believe that enabling our board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our certificate of incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after our 2020 annual meeting of stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to:

•

maintain the listing of our common stock on the Nasdaq Stock Market (“Nasdaq”) and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•	make our common stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Split Proposal, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-20 range, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Global Select Market under the symbol “TTPH.” Our board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

On June 24, 2019, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq, notifying us that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we have been provided an initial period of 180 calendar days, or until December 23, 2019 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the bid price for our common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, the Staff will provide written notification to us that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G).

If we do not regain compliance with the Bid Price Rule by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Rule. To effect such a transfer, we would also need to pay an application fee to Nasdaq and provide written notice to the Staff of our intention to cure the deficiency during the additional compliance period.

If we do not regain compliance with the Bid Price Rule by the Compliance Date and we are not eligible for an additional compliance period at that time, the Staff will provide written notification to us that our common stock may be delisted. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We expect that our common stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination by the Staff to the Panel, such appeal would be successful.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our board of directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our board of directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Split Proposal is approved by our stockholders and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-10 and 1-for-20, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on securities outstanding as of 54,316,535.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20
Number of Shares of Common Stock Issued and Outstanding	54,316,535	10,863,307	5,431,654	2,715,826
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	9,627,790	1,925,558	962,779	127,285
Weighted-Average Exercise Price of Outstanding Options and Warrants	11.04	55.19	110.38	220.76

If our board of directors does not implement the Reverse Stock Split prior to our 2020 annual meeting of stockholders, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our certificate of incorporation to issue up to a total of 130,000,000 shares of capital stock, comprised of 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our certificate of incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our certificate of incorporation. Our board of directors believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected; however we desire to have the shares available to provide us with additional flexibility to use our common stock for these business and financial purposes in the future.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our board of directors. For example, our board of directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our board of directors is not aware of any attempt to take control of our company and the board of directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Split Proposal, and if our board of directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the board within the parameters described), we will file with the Secretary of State of the State of Delaware a certificate of amendment to restated certificate of incorporation, in the form attached hereto as Appendix A, or the Certificate of Amendment, reflecting such reverse stock split ratio determined by the board of directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Certificate of Amendment shall be determined in the discretion of our board of directors and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our board of directors has approved the amendment to our certificate of incorporation. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our board of directors.

Following the Reverse Stock Split, stockholders holding physical certificates would need to exchange those certificates. As we are now fully participating in the direct registration system, you will not receive a replacement physical certificate. Instead, you will receive uncertificated shares and a written confirmation from our transfer agent, American Stock Transfer & Trust Company, LLC, indicating the whole number of uncertificated shares you own after the effect of the Reverse Stock Split and a cash payment in lieu of any fractional shares. Our common stock will also receive a new CUSIP number.

If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Restated Certificate of Incorporation

Our board of directors reserves the right to abandon the amendment to our certificate of incorporation described in this Reverse Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the special meeting. By voting in favor of the amendment to our certificate of incorporation, stockholders are also expressly authorizing the board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company.    The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.    A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of July 1, 2019 by:

•	each of our current directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, no person or group of affiliated persons is the beneficial owner of 5% or more of the outstanding shares of our common stock.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after July 1, 2019. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 54,316,535 shares of our common stock outstanding as of July 1, 2019. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Tetraphase Pharmaceuticals, Inc., 480 Arsenal Way, Watertown, MA 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Guy Macdonald(1)	1,349,473	2.4%
Larry Edwards(2)	302,437	*
Larry T. Tsai, M.D.(3)	227,724	*
Leonard Patrick Gage, Ph.D.(4)	137,249	*
Garen Bohlin(5)	107,565	*
Jeffrey Chodakewitz(6)	65,000	*
John Freund, M.D.(7)	375,650	*
Gerri Henwood(8)	55,000	*
Nancy Wysenski(9)	65,000	*

All current executive officers and directors as a group (11 persons)(10)	3,243,177	5.7%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Includes 1,192,365 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(2)	Includes 247,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(3)	Includes 180,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019. Dr. Tsai ceased to serve as an executive office in June 2019.
(4)

Consists of 38,880 shares of common stock held directly by Dr. Gage, 3,825 shares of common stock held by Dr. Gage’s spouse and 94,544 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.

(5)	Consists of 107,565 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(6)	Consists of 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(7)

Consists of 290,146 shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P.; 4,492 shares of common stock held by Skyline Venture Management IV, LLC; 6,012 shares of common stock held by the John G. Freund as Trustee of the John G. Freund Revocable Trust u/a/d 6/26/01; and 75,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019. Dr. Freund is a Managing Member of Skyline Venture Management IV, LLC, which is the sole general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Dr. Freund may be deemed to share voting and dispositive power with respect to all shares held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. Dr. Freund disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(8)	Consists of 55,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(9)	Consists of 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.
(10)	Includes 2,590,349 shares of common stock issuable upon the exercise of options exercisable within 60 days after July 1, 2019.

OTHER INFORMATION

Other Matters

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Stockholder Proposals for the 2020 Annual Meeting

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2020 must be received by us no later than December 28, 2019, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for our 2019 annual meeting, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2020 annual meeting of stockholders, such a proposal must be received by us no earlier than February 11, 2020 and no later than March 12, 2020. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by our board of directors for the 2020 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth in our bylaws, including advance notice requirements. Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting.

Any proposals, notices or information about proposed director candidates should be sent to:

Tetraphase Pharmaceuticals, Inc.

480 Arsenal Way

Watertown, Massachusetts 02472

Attention: Chair of the Nominating and Corporate Governance Committee

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

TETRAPHASE PHARMACEUTICALS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Tetraphase Pharmaceuticals, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“FOURTH: That, effective upon the effective time of this Certificate of Amendment to Restated Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[                ]1 reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [                ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Global Select Market at the close of business on the date of the Effective Time.

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from

[1]	Shall be a number greater than five and equal to or lesser than twenty and shall include not more than four decimal digits.

A-1

and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,000,000 shares, consisting of (i) 125,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on                , 20    .

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this                day of                 , 20    .

TETRAPHASE PHARMACEUTICALS, INC.

By:
Larry Edwards, President and Chief Executive Officer

A-2

SPECIAL MEETING OF TETRAPHASE PHARMACEUTICALS, INC.

Date:	Wednesday, September 25, 2019
Time:	10:00 A.M. (Eastern Time)
Place:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street, Boston, Massachusetts 02109

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposal 1.

		For	Against	Abstain
1:	To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors prior to our 2020 annual meeting of stockholders without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock spit authorized by stockholders, in its sole discretion.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Special Meeting of Tetraphase Pharmaceuticals, Inc.

to be held on Wednesday, September 25, 2019

for Holders as of August 1, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxydocs.com/TTPH	866-416-3857

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Larry Edwards and Maria Stahl, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tetraphase Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSAL IN ITEM 1 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Please vote by 11:59 P.M., Eastern Time, September 24, 2019.

PROXY TABULATOR FOR TETRAPHASE PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903